UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2022

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (347) 205-3126

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC

Rights, each to receive one-fifth (1/5) of a share of the common stock	HUDA R	The Nasdaq Stock Market LLC

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events

On October 21, 2022, Hudson Acquisition I Corp. a Delaware corporation (the “Company”) closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced initial public offering (the “IPO”) pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an initial business combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement on Form S-1 (File Number. 333-264557). As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in a U.S.-based trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company (“Continental”), acting as trustee.

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and Hudson SPAC Holding, LLC (the “Sponsor”), in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

On November 30, 2022, the Company received the balance of $515,000 from the Sponsor as the consideration for the Sponsor’s purchase of the private placement units in connection with the IPO pursuant to the Unit Private Placement Agreement and, on December 1, 2022, the Sponsor confirmed with the Company its intent to convert the balance of the promissory note held by the Sponsor in the amount of $500,000 into the balance of the amount needed for the purchase of the private placement units in connection with the IPO, resulting in the Sponsor’s payment of total additional consideration of $1,015,000 (the “Catch-up Payment”).

An audited balance sheet as of October 18, 2022 reflecting the receipt of the proceeds upon consummation of the Company’s initial public offering and the private placement without giving effect to the Catch-up Payment and partial exercise of the overallotment, which was closed on October 21, 2022, has been issued by the Company’s registered public accounting firm and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description
99.1	Audited Balance Sheet as of October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2022	HUDSON ACQUISITION I CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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